Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 29, 2024 relating to the financial statements, which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-275468) of UL Solutions Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-275468) incorporated by reference in this Registration Statement.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
April 11, 2024